                                                       EXHIBIT 1.A(3)(b)(i)

                BROKER-DEALER SUPERVISORY AND SELLING AGREEMENT
                            FOR VARIABLE CONTRACTS


This Broker-Dealer Supervisory and Selling Agreement (the "Agreement") is made this 18th day of April, 1997, by and among the "INSURER" (either SECURITY LIFE OF DENVER INSURANCE COMPANY "SECURITY LIFE" or FIRST ING LIFE INSURANCE COMPANY OF NEW YORK "FIRST ING", whichever is the issuer of the Contracts), ING AMERICA EQUITIES, INC. ("ING AMERICA EQUITIES"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), PAINEWEBBER INCORPORATED ("SELLING BROKER-DEALER"), also a broker-dealer registered with the SEC under the 1934 Act and a member of the NASD, and any insurance AGENCY subsidiaries or affiliates ("AGENCY or AGENCIES") of SELLING BROKER-DEALER, as listed on the signature pages of this Agreement.

                                   RECITALS

     WHEREAS, the INSURER issues certain variable life insurance policies and variable annuity contracts (the "Contracts") and offers for sale such Contracts in accordance with federal securities laws and the applicable laws of those states in which the Contracts have been qualified for sale; and

     WHEREAS, the INSURER has authorized ING AMERICA EQUITIES, as principal underwriter and distributor of the Contracts, to enter into agreements, subject to the consent of the INSURER, with SELLING BROKER-DEALERS and the AGENCIES for the distribution of the Contracts; and

     WHEREAS, SELLING BROKER-DEALER and the AGENCIES wish to participate in the distribution of the Contracts, which are deemed to be securities under the Securities Act of 1933 (the "1933 Act"); and

     WHEREAS, SELLING BROKER-DEALER has registered representatives ("Representatives") who are also licensed and appointed as life insurance agents of the INSURER, who will solicit and sell the Contracts; and

     WHEREAS, SELLING BROKER-DEALER proposes to undertake certain supervisory and administrative obligations described below in connection with the distribution of the Contracts; and

     WHEREAS, the INSURERS and ING AMERICA EQUITIES have entered into a wholesaling or similar marketing support agreement with the broker-dealers designated in Exhibit A, attached hereto and hereby incorporated herein by reference (the "Marketing Support Broker-Dealer"), as such Exhibit A may be amended from time to time, whereby Marketing Support

                                       1
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Broker-Dealer has agreed to provide certain marketing, sales or administrative support services to the registered representatives of the SELLING BROKER-DEALER in support of SELLING BROKER-DEALER'S responsibilities hereunder in connection with the offer and sale of the Contracts described herein.

                                  AGREEMENTS

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   RELATIONSHIP OF PARTIES.  The INSURER is the INSURER and issuer of
     -----------------------
Contracts covered by this Agreement. ING AMERICA EQUITIES is the principal underwriter and distributor of the Contracts. SELLING BROKER-DEALER represents that it is a registered broker-dealer under the 1934 Act and a member of the NASD. The INSURER hereby appoints the AGENCIES under the insurance laws and the INSURER and ING AMERICA EQUITIES authorize the SELLING BROKER-DEALER under the securities laws to distribute the Contracts. SELLING BROKER-DEALER agrees to supervise the Representatives in connection with the distribution, solicitation and sale of the Contracts and to perform other services as described below.

2.   AUTHORITY AND DUTIES OF SELLING BROKER-DEALER.  SELLING BROKER-DEALER
     ---------------------------------------------
agrees that it shall, at all times when performing its functions under this Agreement, be registered as a securities broker-dealer with the SEC and will maintain its membership with the NASD, and shall be licensed or registered as a securities broker-dealer in the states that require such licensing or registration in connection with supervision and other services pertaining to Contract sales activities. SELLING BROKER-DEALER shall distribute the Contracts and agrees that it shall have all the attendant duties, responsibilities and liabilities associated with that function, for compliance, supervision and servicing purposes. SELLING BROKER-DEALER agrees to use its best efforts from time to time to find suitable purchasers for the Contracts.

     a)   SELECTION AND SUPERVISION OF REPRESENTATIVES.  SELLING BROKER-DEALER
          --------------------------------------------
shall select and employ Representatives and shall have full responsibility for the training, supervision and control of such Representatives as contemplated by
Section 15(b)(4)(E) of the 1934 Act and applicable NASD Rules. Such Representatives shall be subject to the control of SELLING BROKER-DEALER with respect to such persons' securities-regulated activities in connection with the Contracts. SELLING BROKER-DEALER shall cause such Representatives to be NASD registered representatives and appropriately licensed with SELLING BROKER-DEALER before such Representatives engage in the solicitation of applications for the Contracts and shall cause such Representatives to limit solicitation of applications for the Contracts to jurisdictions where such Representatives are licensed and where the INSURER has authorized solicitations of its Contracts. SELLING BROKER-DEALER agrees that it will permit only its Representatives who are appointed with the INSURER to solicit and sell the Contracts.

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

          The INSURER and ING AMERICA EQUITIES shall not have any responsibility for the supervision of any Representative or any other associated person or affiliate of SELLING BROKER-DEALER. If the act or omission of a Representative or any other associated person or affiliate of SELLING BROKER-DEALER is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to the INSURER or ING AMERICA EQUITIES, SELLING BROKER-DEALER shall be entirely responsible and liable therefor.

     b)   NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE.  In the event a
          ----------------------------------------
Representative fails or refuses to submit to supervision of SELLING BROKER-DEALER, ceases to be a Representative of SELLING BROKER-DEALER, or fails to meet the rules and standards imposed by SELLING BROKER-DEALER on its Representatives, SELLING BROKER-DEALER shall certify such fact to the INSURER in writing immediately, and shall immediately notify such Representative that he or she is no longer authorized to sell the Contracts.

     c)   COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE
          -----------------------------------------------------------------
SECURITIES LAWS.  SELLING BROKER-DEALER shall fully comply with the requirements
---------------
of the 1934 Act and all other applicable federal or state laws and with the rules of the NASD and shall establish such rules and procedures as may be necessary to cause reasonable supervision of the securities activities of Representatives. SELLING BROKER-DEALER agrees to maintain appropriate books, records and supervisory procedures as are required by the SEC, NASD and other regulatory agencies having jurisdiction.

     d)   PURCHASER SUITABILITY.  SELLING BROKER-DEALER shall be responsible for
          ---------------------
suitability and shall take reasonable steps to ensure that its Representatives shall not make recommendations to applicants to purchase Contracts in the absence of reasonable grounds to believe the purchase of each Contract is suitable for the applicant. SELLING BROKER-DEALER shall promptly forward to the INSURER'S Customer Service Center all applications, together with any payments received with the applications, without deduction or reduction unless otherwise agreed in writing. The INSURER reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Unless otherwise agreed, Contracts issued on applications accepted by the INSURER shall be forwarded to the Representative of SELLING BROKER-DEALER for delivery to the Contract owner.

     e)   PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION.  ING AMERICA
          --------------------------------------------------
EQUITIES shall provide SELLING BROKER-DEALER with prospectuses and any supplements or amendments thereto, and the Statement of Additional Information ("SAI") describing the Contracts subject to this Agreement as required by law or regulation. The INSURER is responsible for maintaining in effect, in accordance with the requirements of the SEC, each Registration Statement of which the prospectus is part. The INSURER shall immediately notify SELLING BROKER-DEALER of the issuance of any stop order or any federal or state regulatory proceeding which would prevent the sale of their respective Contracts in any state or jurisdiction. SELLING BROKER-DEALER shall ensure compliance with the prospectus delivery

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

requirements of the 1933 Act. SELLING BROKER-DEALER agrees to deliver a copy of the SAI concurrently with a copy of the prospectus to all California Contract applicants and to Contract applicants in other jurisdictions where such delivery may be required so long as said SAI is delivered to Selling Broker-Dealer by Insurer with written instructions on which states said SAI is required to accompany the prospectus.

     f)   ADVERTISING AND SALES PROMOTION MATERIALS.  SELLING BROKER-DEALER
          -----------------------------------------
shall perform the selling functions required by this Agreement only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and shall make no representations not included in the prospectus or in any authorized supplemental material, including illustrations. SELLING BROKER-DEALER warrants that only advertising and sales materials, including illustrations, approved by the INSURER and ING AMERICA EQUITIES will be used by its Representatives in the solicitation and sale of the Contracts.

     g)   SECURING APPLICATION.  Each application for a Contract shall be made
          --------------------
on an application form provided by the INSURER and all payments collected by SELLING BROKER-DEALER or any of its Representatives shall be remitted promptly in full, together with such application form and any other required documentation directly to the INSURER at the address indicated on such application or to such other address as may be Selling by the INSURER. All such payments and documents shall be the property of the INSURER. SELLING BROKER-DEALER shall review all such applications for completeness and for compliance with the conditions herein including the suitability and prospectus delivery requirements set forth above under Sections 2(d) and (e). Check or money order in payment of such Contracts should be made payable to the order of SECURITY LIFE or FIRST ING, whichever is the issuer of the Contracts. All applications are subject to acceptance or rejection by the INSURER in its sole discretion.

3.   AUTHORITY AND DUTIES OF AGENCY.
     ------------------------------

     a.   RESPONSIBILITIES OF THE AGENCY.
          ------------------------------

          (i) The AGENCY agrees to procure applications for the INSURER'S Contracts. Production must be through a duly authorized Marketing Support Broker-Dealer, as set forth in Exhibit A, and the SELLING BROKER-DEALER and subagents appointed by the AGENCY, who are duly appointed by the INSURER. Insurer agrees to appoint such licensed agents determined to meet Insurer's profile upon request of Agency.

          (ii) The AGENCY warrants that it and all of its subagents appointed pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until they are fully licensed by the proper authorities under the applicable insurance laws within the applicable jurisdictions where the AGENCY and subagents propose to offer the Contracts, where the INSURER is authorized to conduct business and where the Contracts may be lawfully sold.

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

          (iii) The AGENCY shall periodically provide the INSURER with a list of all subagents appointed by the AGENCY and the jurisdictions where such subagents are licensed to solicit sales of the Contracts. The AGENCY shall provide to the INSURER immediate notice of subagents terminating their relationship with the AGENCY. Upon such notice, the subagent's appointment with the INSURER will be terminated and the subagent will no longer be authorized to represent the INSURER. The INSURER may thereafter recontract with such subagent at the INSURER'S discretion. The INSURER will make best efforts not to recontract subagent before 60 days have passed.

          (iv) The AGENCY shall prepare and transmit the appropriate appointment forms to the INSURER. The INSURER may refuse for any reason to apply for the appointment of a subagent and may cancel any existing appointment at any time. Subagents will be the subject of a background check, conducted by, and at the expense of, the INSURER. The AGENCY shall pay all fees to state insurance regulatory authorities, all initial appointment and renewal fees in connection with obtaining necessary licenses and authorizations for Agency and subagents to solicit and sell the Contracts.

          (v) The AGENCY shall supervise all subagents appointed pursuant to this Agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each subagent. The AGENCY shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. The AGENCY shall train and supervise its subagents to ensure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe the purchase of the Contract is suitable for that applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a subagent after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contracts and will keep the Contract in force.

          (vi) The AGENCY and SELLING BROKER-DEALER hereby warrant and represent that before a subagent is permitted to sell the Contracts, the AGENCY, SELLING BROKER-DEALER and subagent shall upon request of Insurer, confirm in writing that: (i) subagent is appointed a subagent of the AGENCY and a Representative of SELLING BROKER-DEALER, (ii) subagent agrees that his or her selling activities relating to the Contracts shall be under the supervision and control of SELLING BROKER-DEALER; and (iii) that subagent's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by SELLING BROKER-DEALER and the AGENCY.

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

          (vii) The AGENCY agrees to treat money received or collected for the INSURER as property held on behalf of the Insurer, and to remit such money promptly in full, together with the application form and any other required documentation, to the INSURER'S Customer Service Center at the address shown on the application form for the Contract. All such payment and documents shall be the property of the INSURER as described in Section 4.

          (viii) The AGENCY agrees to adhere to the "cash with application" requirements as set forth in the Insurer's rules and regulations, a copy of which the AGENCY acknowledges it has received and Insurer acknowledges it has delivered to Agency. The AGENCY further agrees, when applicable, to provide the proper form of interim coverage and inform the applicant of the specific conditions of the coverage.

          (ix) The AGENCY agrees to comply with the underwriting and issue requirements of the INSURER and the applicable insurance laws and regulations of the state or states in which the AGENCY operates. Such laws and regulations include, but are not limited to, those pertaining to client funds, privacy and confidentiality, licensing, rebating, replacements, solicitation and advertising.

          (x) The AGENCY agrees to inform the INSURER of all material facts of which the AGENCY is aware relating to insurance of insureds or proposed insureds.

          (xi) The AGENCY agrees to train and exercise general supervision over subagents.

     b.   REJECTION OF SUBAGENT.
          ---------------------

          The INSURER may refuse for any reason, by written notice to the AGENCY, to permit any subagent the right to solicit applications for the sale of any of the Contracts. Upon receipt of such notice, AGENCY immediately shall cause such subagent to cease such solicitations of sales and cancel the appointment of any subagent under this Agreement. In the event a subagent is no longer appointed by AGENCY, such subagent's right to solicit applications for the sale of any of the Contracts shall immediately cease.

     c.   LIMITATION OF AUTHORITY.
          -----------------------

          (i) The AGENCY shall have no authority and agrees not to bind the INSURER by any promise or agreement; incur any debt, expense, or liability whatever in its name or account; or receive any money due or to become due to the INSURER except first premiums on applications or Contracts and except where the INSURER otherwise agrees in writing.

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

          (ii) The AGENCY shall have no authority and agrees not to deliver any policy or allow any policy to be delivered until the first premium has been paid in full. No delivery shall take place if, after an inquiry, the AGENCY or subagent is aware that any person proposed for insurance is not in the same condition of health, habits, occupation and other facts as are represented in the application.

          (iii) The AGENCY shall have no authority and agrees not to make, modify or discharge any Contract, or bind the INSURER by making any promises respecting any Contract, except when authorized in writing to do so by an authorized officer of the INSURER.

          (iv) The AGENCY shall have no authority and agrees not to authorize or allow a subagent to do any act prohibited under this contract.


     d.   GENERAL PROVISIONS.
          ------------------

          (i) The AGENCY may not assign the rights to procure applications or be relieved of the obligations of the AGENCY under this Agreement without the INSURER'S prior written consent.

          (ii) The AGENCY shall be solely responsible for hiring any staff the AGENCY may desire and for maintaining office space and meeting necessary expenses without reimbursement from the INSURER.

          (iii) The AGENCY and its subagents shall be free to exercise independent judgment as to the time, place and means of performing all acts under this Agreement, and the relationship of the AGENCY and its subagents to the INSURER shall be that of an independent contractor. Nothing in this Agreement shall be construed to create the relationship of employer and employee between the AGENCY (or any of its subagents) and the INSURER.

          (iv) The INSURER and the AGENCY recognize and respect each other's interest in providing continuing service to those who purchase Contracts. Each party agrees to provide the others relevant information regarding the Contracts on a reasonable basis, as done in the normal course of business.

          (v) Failure of the AGENCY or the INSURER to insist upon strict compliance with any of the conditions of this agreement shall not be construed as a waiver of any such conditions.

          (vi) No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the INSURER and ING AMERICA EQUITIES by a duly authorized officer of each of them.

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

          (vii) This Agreement supersedes all previous contracts and agreements between the AGENCY and the INSURER made for the procurement of variable products; but it shall not affect any contract or agreement between the AGENCY and the INSURER made for the procurement of non-variable insurance products, or the economic obligations of either party on existing policies which exist under any such previous or continuing contracts or agreements.

          (viii) The provisions under this Section shall survive any termination of this Agreement.

          (ix) The AGENCY hereby grants a limited Power of Attorney to the SELLING BROKER-DEALER, to execute any amendments, modifications or waivers with respect to this Agreement.

4.   PROPERTY OF INSURER.  All money payable in connection with any of the
     -------------------
Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of the INSURER and shall be transmitted immediately in accordance with the administrative procedures of the INSURER without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by SELLING BROKER-DEALER or the AGENCY.

5.   COMPENSATION.  While this Agreement is in force and on all business sold
     ------------
prior to termination for which Selling Broker-Dealer remains agent of record, ING AMERICA EQUITIES shall arrange for payment to SELLING BROKER-DEALER of compensation payable on sales of the Contracts solicited in accordance with the compensation schedules attached hereto, as in effect at the time the Contract premiums or purchase payments (both referred to as "Premiums") are received by the INSURER. Compensation to the AGENCY and the Representative or subagent for Contracts solicited and sold by the Representative or subagent shall be governed by an agreement between SELLING BROKER-DEALER and its Representative or subagent, and to the extent deemed necessary by the SELLING BROKER-DEALER, by an agreement between the SELLING BROKER-DEALER and the AGENCY.

     In the event a Contract is transferred to a new broker-dealer at the request of Contract owner, all compensation earned and payable under such Contract shall cease In the event it is determined by any party for any reason (other than a termination of this Agreement by INSURER or ING AMERICA EQUITIES for "cause") that SELLING BROKER-DEALER will no longer sell new Contracts, the Agreement will remain in effect solely to allow SELLING BROKER-DEALER to receive compensation on premiums received in connection with Contracts which were either in effect or for which application had been received prior to such termination of new sales activities. SELLING BROKER-DEALER shall maintain all SEC, NASD and applicable state securities and insurance registrations and licenses, to the extent required in order to continue to receive such commissions, and all parties hereto shall continue to comply with all applicable terms and conditions of the Agreement after such termination. If SELLING BROKER-DEALER does not maintain such required registrations and licenses, is dissolved or liquidated, does not comply with the applicable terms and conditions of the Agreement or if the Agreement is otherwise terminated for cause, no further compensation will be due to SELLING BROKER-DEALER. However, SELLING BROKER-DEALER shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any charge-backs pursuant to the provisions of any Schedule hereto and for any other amount advanced by or otherwise due the INSURER or ING AMERICA EQUITIES.

     SELLING BROKER-DEALER represents that no commissions or other compensation based upon a percentage of premiums or based upon a percentage of assets or other valuable consideration will be paid for services rendered in soliciting the purchase of the Contracts by any person or entity which is not duly licensed and registered by the required authority and appointed by the Insurer to sell the Contracts in the state of such solicitation or sale; provided, however, that this representation shall not prohibit the payment of compensation to the surviving spouse or other beneficiary of a person entitled to receive such compensation pursuant to a bona fide written contract that calls for such payment. SELLING BROKER-DEALER agrees that no compensation of any kind other than described in this Section 5 of this Agreement is payable by the INSURER or ING AMERICA EQUITIES to SELLING BROKER-DEALER unless otherwise agreed in writing.

     The amount of compensation, if any, and its time of payment for replacements, changes, conversions, exchanges, term renewals, term conversions, premiums paid in advance, policies issued on a "guaranteed issue" basis, or other special cases and programs, shall be governed by the INSURER'S underwriting and administrative rules then in effect.

6.   TRAIL COMMISSIONS.  For any Contracts for which a trail commission is paid,
     ------------------
such commission shall be credited on an annualized basis. Such commissions shall be computed monthly as of the end of each policy month on the Contract's Accumulated Value less policy debt. The trail commission shall be payable as specified in the applicable Compensation Schedule, on each Contract anniversary at the end of the Contract year. Trail commission shall be paid only if the Contract is in force on the date the trail commission becomes payable.

7.   REFUND OF COMPENSATION.  No compensation shall be payable, and SELLING
     ----------------------
BROKER-DEALER and AGENCY jointly and severally agree to reimburse ING AMERICA EQUITIES promptly, and in any event within 30 days, for any compensation paid to SELLING BROKER-DEALER or its Representatives under each of the following conditions: a) if the INSURER, in its sole discretion, determines not to issue the Contract applied for; b) if the INSURER refunds the premiums or purchase payments upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; c) if the INSURER refunds the premiums or purchase payments paid by applicant as a result of a complaint by applicant, recognizing that the Insurer has sole reasonable discretion to refund premiums or purchase payments after SELLING BROKER-DEALER has the opportunity to review and respond to the complaint in a timely manner; d) if the INSURER determines that any person signing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchase of the Contracts is not duly licensed to sell the Contracts in the jurisdiction of such sale or attempted sale; e) if a Contract is surrendered, lapsed or exchanged within six months of the date it was issued by the INSURER; and f) as may be otherwise provided in the Compensation Schedule.

8.   INDEBTEDNESS AND RIGHT OF SETOFF.  Nothing contained herein shall be
     --------------------------------
construed as giving SELLING BROKER-DEALER or Representative the right to incur any indebtedness on behalf of the INSURER or ING AMERICA EQUITIES. SELLING BROKER-DEALER hereby authorizes the INSURER and ING AMERICA EQUITIES to set off liabilities, however created, of SELLING BROKER-DEALER and Representative to the INSURER and ING AMERICA EQUITIES against any and all amounts otherwise payable to SELLING BROKER-DEALER. Adjustments for administrative transactions (i.e. bounced check, free look, etc.) will be made routinely, as needed. INSURER and ING AMERICA EQUITIES agree to consult with SELLING BROKER-DEALER prior to offsetting compensation for reasons other than normal administrative practice.

9.   TERMINATION.  This Agreement may not be assigned except by written mutual
     -----------
consent and shall continue for an indefinite term, subject to the termination by any party upon ten-days' advance written notice to the other parties, except that in the event ING AMERICA EQUITIES or SELLING BROKER-DEALER ceases to be a registered broker-dealer or a member of the NASD, this Agreement shall immediately terminate. In addition, this Agreement may be terminated immediately by the INSURER or ING AMERICA EQUITIES for cause. For purposes of this section 9, "cause" shall mean failure to return money to clients, where appropriate, failure to account for any money received from or on behalf of the INSURER, any fraud, misrepresentation or dishonesty in any relationship with the INSURER or ING AMERICA EQUITIES, or any past, present or proposed client, violation of any federal or state law or regulation, or violation of any of the terms of this Agreement. Upon its termination, all authorizations, rights and obligations shall cease, except the agreements in Sections 3, 7, 8, 12 and 13 and the payment of any accrued but unpaid compensation to SELLING BROKER-DEALER or refund of compensation due to ING AMERICA EQUITIES and the INSURER.

10.  NON-EMPLOYEE RELATIONSHIP.  For the purpose of compliance with any
     -------------------------
applicable federal or state securities laws or regulations, SELLING BROKER-DEALER acknowledges and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent "broker" or "dealer" as defined in the By-Laws of the NASD and not as an agent or employee of the INSURER or ING AMERICA EQUITIES or any registered investment company. In furtherance of its responsibilities as a broker or dealer, SELLING BROKER-DEALER acknowledges that it is responsible for statutory and regulatory compliance in securities transactions involving any business produced by its Representatives concerning the Contracts.

11.  NON-EXCLUSIVITY.  SELLING BROKER-DEALER agrees that no territory or product
     ---------------
is assigned exclusively hereunder and that the INSURER and ING AMERICA EQUITIES reserve the right in their discretion to enter into Selling Agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which SELLING BROKER-DEALER transacts business hereunder.

12.  CO-OPERATION IN INVESTIGATION.  SELLING BROKER-DEALER, AGENCY, ING AMERICA
     -----------------------------
EQUITIES, and the INSURER jointly agree to cooperate fully in any insurance, securities or other regulatory investigation or proceeding or judicial proceeding arising in connection with any Contract. Without limiting the foregoing:

     a. SELLING BROKER-DEALER shall promptly notify the INSURER and ING AMERICA EQUITIES of any customer complaint or notice of any regulatory authority investigation or proceeding or judicial proceeding which it might receive with respect to any Contract.

     b. In the case of a substantive customer complaint, the parties shall cooperate in investigating and responding to such complaint. Any response shall be sent to the other parties to this Agreement on a best efforts basis for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone and facsimile transmission.

13.  INDEMNIFICATION.
     ---------------

     a. The INSURER and ING AMERICA EQUITIES (referred to jointly in this Section 13 as "SLD") agree to indemnify and hold harmless SELLING BROKER-DEALER and AGENCIES (referred to jointly in this Section 13 as the "SELLING GROUP") and such associated persons as its officers, directors, agents and employees, against any losses, claims, damages or liabilities, joint or several, to which SELLING GROUP or such associated persons may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading contained (i) in any Registration Statement, any prospectus or any document executed by SLD specifically for the purpose of qualifying a Contract for sale under the laws of any jurisdiction or (ii) in any written information or sales material authorized for and supplied or furnished to SELLING GROUP and its agents or representatives by SLD, their employees or agents, in connection with the sale of the Contract. SLD shall reimburse SELLING GROUP and each such associated person for legal or other expenses reasonably incurred by SELLING GROUP or such associated person in connection with investigating or defending any such loss, claim, damage, liability or action.

     b. The SELLING GROUP jointly and severally agree to indemnify and hold harmless SLD, and their affiliates and such associated persons as their officers, directors, agents and employees, against any losses, claims, damages or liabilities to which SLD and any such associated person may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any unauthorized use of sales materials or any oral or written misrepresentations or any unlawful sales practices concerning a Contract by the SELLING GROUP, its officers, directors, employees, agents, Representatives or associated persons; and

          (ii) claims by agents or Representatives or employees of the SELLING GROUP for commissions or other compensation or remuneration of any type; and

          (iii) failure by agents, Representatives or employees of the SELLING GROUP to comply with all applicable state insurance laws and regulations including but not limited to state licensing requirements, rebate statutes and replacement regulations, and the provisions of this Agreement; and

          (iv) telephone instructions by a Representative to SLD in connection with any Contracts.

          The SELLING GROUP shall reimburse SLD and any director, officer, employee or agent for any legal or other expenses reasonably incurred by SLD or such associated person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision shall be in addition to any liability which the SELLING GROUP may otherwise have.

     c. After a party entitled to indemnification receives notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification, such indemnified party shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter. However, the omission to so notify the indemnifying party shall not relieve it from any liability except to the extent that the omission results in a failure of actual notice to the indemnifying party, and such indemnifying party is damaged solely as a result of the failure to give such notice.

14.  FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE.  SELLING BROKER-DEALER
     ------------------------------------------------
shall secure and maintain, to the extent required by regulatory bodies from time to time, any fidelity bond, errors and omissions insurance, surety bond and other blanket bond requirements and will notify ING AMERICA EQUITIES immediately in the event a determination is made to cancel, terminate or substantially modify such coverages.

15.  NOTICES.  All notices to the INSURER or ING AMERICA EQUITIES should be
     -------
mailed to:

                    ING AMERICA EQUITIES, INC.
                    Attn: Chief Compliance Officer

                    1290 Broadway
                    Denver, CO 80203-5699

     All notices to SELLING BROKER-DEALER and AGENCIES shall be duly given if mailed to:

                    PAINEWEBBER INCORPORATED
                    Attn: Product Director-Insurance
                    1200 Harbor Blvd - 4th Floor
                    Weehawken, NJ  07087

with a copy to:     PaineWebber, Inc.
                    Legal Dept - Product Group
                    1200 Harbor Blvd - 10th Floor
                    Weehawken, NJ  07087


16.  GOVERNING LAW AND VENUE.  This Agreement shall be governed by and construed
     -----------------------
in accordance with the laws of the State of Colorado. The parties agree that any and all disputes that arise from this agreement are subject exclusively to arbitration under the rules of arbitration of the National Association of Securities Dealers Registration, Inc., whose decision shall be final and binding on the parties..

17.  AMENDMENT OF AGREEMENT.  The INSURER or ING AMERICA EQUITIES may amend this
     ----------------------
Agreement, including any Schedules and Exhibits hereto, upon at least ten (10) days' prior written notice to SELLING BROKER-DEALER. The submission of an application for the Contracts by SELLING BROKER-DEALER after the effective date of any such amendment shall constitute agreement to such amendment. Additional AGENCIES may be added as parties to this Agreement at any time by a written amendment signed by the INSURER, ING AMERICA EQUITIES, SELLING BROKER-DEALER and such additional AGENCIES. All AGENCIES which are parties to this Agreement at the time of such amendment hereby consent and agree in advance to the addition of such additional AGENCIES.

18.  BINDING EFFECT.  This Agreement shall be binding on and shall inure to the
     --------------
benefit of the parties to it and their respective successors in interest. If any provision of the Agreement conflicts with any other provision, or if any provision shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

19.  EFFECTIVE DATE AND MERGER.  This Agreement shall be effective as of the
     -------------------------
date it is fully executed by all parties. This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement between the parties and supersedes in its entirety any and all previous agreements among the parties with respect to the Contracts.

20.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed simultaneously
     --------------------------
in two or more counterparts, each of which taken together will constitute one and the same instrument.

21. ADDENDUM TO CONTRACT. This Addendum to Contract is incorporated into and made a part of this Agreement.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.


SECURITY LIFE OF DENVER               ING AMERICA EQUITIES, INC.
INSURANCE COMPANY

By:  /s/ Pamela Erbes                 By:  /s/ Martha K. Evans
     ----------------                      -------------------


Date:   April 9, 1997                 Date:  April 17, 1997
        -------------                        --------------

(or)

FIRST ING LIFE INSURANCE COMPANY
OF NEW YORK


By:  /s/ Stephen J. Yarina
     ---------------------


Date:   April 18, 1997
        --------------


PAINEWEBBER INCORPORATED              PWJC Insurance Sales Incorporated
                                      ----------------------------
SELLING BROKER-DEALER                 AGENCY

By:  /s/ Robert J. Bethoney           By:  /s/ Robert J. Bethoney
     -----------------------               -----------------------


Title:  Sr. Vice President            Title:  Sr. Vice President
       ---------------------                 -------------------

Date:  April 7, 1997                  Date:  April 7, 1997
       -------------                         -------------

PWJC Sales Agency Incorporated        PaineWebber Insurance Sales (Arizona)
----------------------------          ----------------------------
AGENCY                                AGENCY                     Incorporated

By:  /s/ Robert J. Bethoney           By:  /s/ Robert J.  Bethoney
     -----------------------               ------------------------

Title:  Senior Vice President         Title:  Senior Vice President
       ------------------------              ------------------------

Date:  April 7, 1977                  Date:  April 7, 1997
        -------------                        -------------

                                   EXHIBIT A
                                   ---------

                   LIST OF MARKETING SUPPORT BROKER-DEALERS
                   ----------------------------------------

The following broker-dealers (the "Marketing Support Broker-Dealers") have entered into a wholesaling or similar marketing support agreement with INSURERS and ING AMERICA EQUITIES and have agreed to provide certain marketing, sales or administrative support services to the registered representatives of the SELLING BROKER-DEALER. The compensation percentages noted below indicate the respective percentages of the total compensation available for the sale of a particular Contract, as set forth in the applicable compensation schedule, that will be paid to Marketing Support Broker-Dealer and SELLING BROKER-DEALER.

Marketing Support Broker-Dealer                Compensation Split
-------------------------------                ------------------

                                   To Marketing Support     To Selling
                                      Broker-Dealer        Broker-Dealer
                                      -------------        -------------

The Leaders Group, Incorporated            30%                  70%

                                   EXHIBIT B
                                   ---------

                           COMPENSATION SCHEDULE FOR
                           -------------------------
                  FIRSTLINE VARIABLE UNIVERSAL LIFE INSURANCE
                  -------------------------------------------
                        POLICY FORM 1191 AND FORM 1197
                       --------------------------------
                             (WHOLESALING VERSION)
                             ---------------------

The provisions of this Schedule apply to SECURITY LIFE FirstLine Variable Universal Life Insurance Policy Forms 1191 and 1197, solicited and issued while this Schedule is in effect. The compensation described in this Schedule represents the maximum compensation available to the SELLING BROKER-DEALER and the applicable Marketing Support Broker-Dealer, on a combined basis, when policies are issued and premium is accepted by SECURITY LIFE. The respective percentages of this maximum compensation that will be payable to the applicable Marketing Support Broker-Dealer and SELLING BROKER-DEALER are set forth in Exhibit A. All compensation payable under this Schedule shall be subject to the terms and conditions contained herein when premium payments are accepted by SECURITY LIFE.

                                                     Commissions On
                                                    Premium Payments
                                                    ----------------
                                                     A     B     C
                                                     -     -     -
Fully Underwritten (Non-Guaranteed Issue)            95%   4%    2%

                                        Notes

1.   Commission Structure:
     ---------------------

          First Target Premium          A's percentage (95%) of all premium
                                        allocated to the first target,
                                        regardless of policy year.

          Renewals B's percentage (4%) of all premium above the first target in policy years 1-10

          Ultimate C's percentage (2%) of all premium received after the 10th policy anniversary

2.   Target Premium:  The target premium is an amount determined from tables
     --------------
published by SECURITY LIFE with respect to a policy or rider upon which commissions are based. As it applies to future business, the target premium may be changed from time to time by SECURITY LIFE. The target premium applicable to a particular coverage shall be determined from the table in force when the first premium for such coverage is entered as paid in the accounting records of SECURITY LIFE.

3.   Trail Commissions:  A trail commission of 0.10% on an annualized basis is
     -----------------
calculated at the end of each month based on the policy's Account Value less policy debt at the end of the prior month. The trail commission begins at the earlier of:

     a.   the tenth policy anniversary, or

     b. the end of the policy year in which the cumulative premium payments less partial withdrawals equals or exceeds the guideline single premium as defined by the Internal Revenue Code.

The trail commission is payable annually at the end of a policy year provided the policy is in force (and not subject to the Grace Period provision) on such date.

If trail commissions begin prior to the tenth policy anniversary pursuant to b) above, the trail commission in the first year will be calculated for the entire year.

4.   Riders:  Waiver of Cost of Insurance Rider, Additional Insured Rider,
     ------
Children's Insurance Rider, Guaranteed Insurability Rider, Accidental Death Benefit Rider and Waiver of Specified Premium Rider are commissionable and will have a separate target premium which is set at issue and is level thereafter. The Adjustable Term Insurance Rider has no target premium associated with it. Flat extra ratings with a duration of six years or more are commissionable and substandard table ratings are commissionable based upon the first year additional cost of insurance charge. The only rider available for Guaranteed Issue is the Adjustable Term Rider.

5.   Commission Calculation:  Commissions shall be calculated only on premium
     ----------------------
actually received and accepted by SECURITY LIFE. Commissions shall be paid only on an earned basis.

6.   Premium Allocation:  If the Stated Death Benefit has been increased since
     ------------------
the policy date, premiums received are allocated to the coverage segments in the same proportion that the guideline annual premium for each segment bears to the total guideline annual premium of the policy.

7.   Guaranteed Issue:    First year commission rates will be reduced for
     ----------------
Guaranteed Issue for all issue ages. SECURITY LIFE offers two Guaranteed Issue programs known as Regular and Select. The commission levels for each of these programs for first target as described under Commission Structure are shown in the tables below. The commission levels for renewals, ultimate and trail, are the same as the fully underwritten version.


Guaranteed Issue:
                                First Year Commission Rate
                                --------------------------
                           Issue Age            Non-Smokers        Smokers
Regular Guaranteed Issue:     0-40                  77%              48%
                             41-45                  77%              43%
                             46-50                  61%              27%
                             51-55                  35%              11%
                             56-60                  17%               4%
                             61-65                   8%               4%
                               66+                   4%               4%


Select Guaranteed Issue:      0-40                  82%              65%
                             41-45                  82%              57%
                             46-50                  70%              38%
                             51-55                  52%              15%
                             56-60                  34%               4%
                             61-65                  14%               4%
                               66+                   4%               4%

Guaranteed Issue is available for ages 71 and above by exception only.

8.   Compensation Payments:  Compensation on initial premium shall be due to the
     ---------------------
SELLING BROKER-DEALER at the time of the issuance of the policy and for all other premium payments at the time of the receipt and acceptance of premium by SECURITY LIFE, except that the amount, if any, and the time of payment of compensation on replacements, reissues, changes, conversions, exchanges, term renewals, term conversions, premiums paid in advance, policies issued on a "guaranteed issue" basis, policies requiring facultative reinsurance arrangements, and other special cases and programs shall be governed by SECURITY LIFE'S underwriting and administrative rules then in effect. The Compensation shall be payable to the SELLING BROKER-DEALER in accordance with the Schedule in effect at the time of issue of the policy.

9.   Commission Chargeback:  In the event that a policy for which a commission
     ---------------------
has been paid is lapsed or surrendered by the Policy Owner during the first six months, or is returned to SECURITY LIFE for refund of premium during the Free Look Period as described in the policy, SECURITY LIFE and ING AMERICA EQUITIES shall require reimbursement from the SELLING BROKER-DEALER equal to 100% of the commission paid. If a premium payment for which a commission has been paid is refunded by SECURITY LIFE, a reimbursement of the commission paid on the amount refunded will be due from the SELLING BROKER-DEALER.

The reimbursement may be deducted by ING AMERICA EQUITIES from the next, or any subsequent, commission payment to the SELLING BROKER-DEALER.

If the amount to be reimbursed exceeds compensation otherwise due, the SELLING BROKER-DEALER shall promptly reimburse ING AMERICA EQUITIES before the next commission cycle.

10.  Internal Exchanges:  Commissions on the exchange of any SECURITY LIFE
     ------------------
policy for FirstLine will be paid in accordance with the exchange policies in effect at SECURITY LIFE on the date the exchange is completed. The commission rates and/or target premiums may be adjusted in accordance with the rules in effect at the time of the exchange. If the Representative responsible for the exchange is not the producer of the original policy, and the original producer is still appointed with SECURITY LIFE, no commission will be payable to the Representative or the SELLING BROKER-DEALER.

11.  Termination and Amendment:  SECURITY LIFE and ING AMERICA EQUITIES reserve
     -------------------------
the right to terminate or amend this Schedule by providing written notification to the SELLING BROKER-DEALER in accordance with Sections 9, 15 and 17 of this Agreement. With the exception of the terms changed by any such Amendment, all other terms and conditions of the original Schedule shall remain in full force and effect.

                                   EXHIBIT C
                                   ---------

                           COMPENSATION SCHEDULE FOR
                           -------------------------
             STRATEGIC ADVANTAGE VARIABLE UNIVERSAL LIFE INSURANCE
             -----------------------------------------------------
                               POLICY FORM 1195
                               ----------------
                             (WHOLESALING VERSION)
                             ---------------------

The provisions of this Schedule apply to SECURITY LIFE Strategic Advantage Variable Universal Life Insurance Policy Form 1195, solicited and issued while this Schedule is in effect. The compensation described in this Schedule represents the maximum compensation available to the SELLING BROKER-DEALER and the applicable Marketing Support Broker-Dealer, on a combined basis, when policies are issued and premium is accepted by SECURITY LIFE. The respective percentages of this maximum compensation that will be payable to the applicable Marketing Support Broker-Dealer and SELLING BROKER-DEALER are set forth in Exhibit A. All compensation payable under this Schedule shall be subject to the terms and conditions contained herein when premium payments are accepted by SECURITY LIFE.

1.   Fully Underwritten (Non-Guaranteed Issue) and Guaranteed Issue:
     --------------------------------------------------------------

Commissions

Up to Annual Target           Above Annual Target           All Premiums
-------------------           -------------------           ------------
   Policy    Policy                  Policy                     Policy
    Year     Years                   Years                      Years
     1        2-5                     1-5                         6+
   ------    ------                  ------                     ------
    15%       10%                      3%                         3%

2.   Target Premium:  The target premium is an annual amount determined from
     --------------
tables published by SECURITY LIFE with respect to a policy or rider upon which commissions are based. As it applies to future business, the target premium may be changed from time to time by SECURITY LIFE. The target premium applicable to a particular coverage shall be determined from the table in force when the first premium for such coverage is entered as paid in the accounting records of SECURITY LIFE.

3.   Trail Commissions:  A trail commission of 0.15% on an annualized basis is
     -----------------
calculated at the end of each month based on the policy's Account Value less policy debt at the end of the prior month. The trail commission begins on the sixth policy anniversary.

The trail commission is payable annually at the end of a policy year provided the policy is in force (and not subject to the Grace Period provision) on such date.

4.   Riders:  Waiver of Cost of Insurance Rider, Additional Insured Rider,
     ------
Guaranteed Insurability Rider, Accidental Death Benefit Rider and Waiver of Specified Premium Rider are commissionable and will have a separate target premium which is set at issue and is level thereafter. The Adjustable Term Insurance Rider has no target premium associated with it. Flat extra ratings with a duration of six years or more are commissionable and substandard table ratings are commissionable based upon the first year additional cost of insurance charge.

5.   Commission Calculation:  Commissions shall be calculated only on premium
     ----------------------
actually received and accepted by SECURITY LIFE. Commissions shall be paid only on an earned basis.

6.   Premium Allocation:  If the Stated Death Benefit has been increased since
     ------------------
the policy date, premiums received are allocated to the coverage segments in the same proportion that the guideline annual premium for each segment bears to the total guideline annual premium of the policy.

7.   Guaranteed Issue: Commission rates for Guaranteed Issue are the same as for
     ----------------
fully underwritten cases. Security Life offers two Guaranteed Issue programs known as Regular and Select. Guaranteed Issue is available for ages 71 and above by exception only.

8.   Compensation Payments:  Compensation on initial premium shall be due to the
     ---------------------
SELLING BROKER-DEALER at the time of the issuance of the policy and for all other premium payments at the time of the receipt and acceptance of premium by SECURITY LIFE, except that the amount, if any, and the time of payment of compensation on replacements, reissues, changes, conversions, exchanges, term renewals, term conversions, premiums paid in advance, policies issued on a "guaranteed issue" basis, policies requiring facultative reinsurance arrangements, and other special cases and programs shall be governed by SECURITY LIFE'S underwriting and administrative rules then in effect. The Compensation shall be payable to the SELLING BROKER-DEALER in accordance with the Schedule in effect at the time of issue of the policy.

9.   Commission Chargeback:  In the event that a policy for which a commission
     ---------------------
has been paid or is returned to SECURITY LIFE for refund of premium during the Free Look Period as described in the policy, SECURITY LIFE and ING AMERICA EQUITIES shall require reimbursement from the SELLING BROKER-DEALER equal to 100% of the commission paid. In the event that a policy for which a commission has been paid is lapsed, surrendered or has a requested decrease to the Stated Death Benefit within the first three policy years, SECURITY LIFE and ING AMERICA EQUITIES shall require reimbursement from the SELLING BROKER-DEALER. The chargebacks are based on the lesser of the target premium or the actual premium paid in that policy year.

     Commission Chargeback Table

     Policy      Percent of Annual
     Year       Target Premium Paid
     -----      -------------------
       1               8%
       2               4%
       3               2%
       4               0%

If a premium payment for which a commission has been paid is refunded by SECURITY LIFE, a reimbursement of the commission paid on the amount refunded will be due from the SELLING BROKER-DEALER.

The reimbursement may be deducted by ING AMERICA EQUITIES from the next, or any subsequent, commission payment to the SELLING BROKER-DEALER.

If the amount to be reimbursed exceeds compensation otherwise due, the SELLING BROKER-DEALER shall promptly reimburse ING AMERICA EQUITIES before the next commission cycle.

10.  Internal Exchanges:  Commissions on the exchange of any SECURITY LIFE
     ------------------
policy for Strategic Advantage will be paid in accordance with the exchange policies in effect at SECURITY LIFE on the date the exchange is completed. The commission rates and/or target premiums may be adjusted in accordance with the rules in effect at the time of the exchange. If the Representative responsible for the exchange is not the producer of the original policy, and the original producer is still appointed with SECURITY LIFE, no commission will be payable to the Representative or the SELLING BROKER-DEALER.

11.  Termination and Amendment:  SECURITY LIFE and ING AMERICA EQUITIES reserve
     -------------------------
the right to terminate or amend this Schedule by providing written notification to the SELLING BROKER-DEALER, in accordance with Sections 9, 15 and 17 of this Agreement. With the exception of the terms changed by any such Amendment, all other terms and conditions of the original Schedule shall remain in full force and effect.

                             ADDENDUM TO CONTRACT
               Security Life of Denver

BETWEEN Insurance Company ("COMPANY") and PAINEWEBBER INCORPORATED and/or those
        -----------------
companies listed on Exhibit A, as applicable (collectively referred to in this Addendum as "PaineWebber").

DATED _________________________.


1. In the event of termination between Company and PaineWebber, with or without cause, Company agrees to continue to provide PaineWebber with policy information for each and every policy placed with Company in the same manner that it had during the time the Agreement was in force. This includes but shall not be limited to: current policy value, surrender information, copies of policies, premium deposit information, loans and/or surrenders. This provision is intended to allow PaineWebber, notwithstanding the fact that the Agreement between the Company and PaineWebber may have been terminated, to satisfactory service its clients broader financial needs and continuing relationship.

2. PaineWebber and its affiliates are formalizing their policy relating to all offering documents, sales literature, and marketing materials/1/ of outside products distributed through the PaineWebber sales organization, including all such materials distributed or made available the Company. All such materials shall be up-to-date as of the time they distributed or made available by the Company to PaineWebber personnel. In additional for all such materials that the Company distributes or makes available to PaineWebber personnel, its employees, agents and representatives, you represent, warranty and covenant now and for such materials in the future that:

A. Public Materials: All materials intended for public distribution which are distributed or made available by the Company to PaineWebber personnel have, where applicable, been submitted are to and cleared or approved by the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc., or any state insurance or securities regulatory agencies as appropriate, and comply with all applicable laws, rules and regulations.

B. "Internal Use Only" Materials: All materials distributed or made available to PaineWebber personnel which are intended for "internal" or "broker use only" have been reviewed by the appropriate personnel of the Company and have been determined to be accurate and in compliance with all applicable laws, rules and regulations. Such materials are, and will continue to be, clearly designated "Internal Use Only", or contain similar clearly designated language to the effect that these materials are not to be shown or distributed to the public.

C. Continuing Compliance: You acknowledge that the distribution to PaineWebber personnel of the above-referenced material that are not in compliance with the above statements is strictly prohibited, and you acknowledge that Paine Webber is relying on the Company fulfilling its


___________________________________

/1/ Sales literature, marketing materials and "Internal Use Only" documents include, but are not limited to: Broker-dealer kits; brochures; newsletters; advertisements; documents regarding sales promotions or contests; questions and answer sheets; scripts; speech outlines or other public presentations; prospecting or solicitation letters; slide presentations; audiotapes and videotapes; columns prepared for outside publications; repairs or excerpts from published materials: and any documents or items adapted from the above materials.

     obligations and agreements hereunder. Further, the Company will take all reasonable actions to prevent the distribution to PaineWebber personnel of any such materials that are inconsistent with these representations.

The Company hereby agrees to indemnify and hold harmless PaineWebber, its subsidiaries and affiliates and their respective officers, directors and employees against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of counsel and investigation) to which PaineWebber may become subject, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based on any untrue statement of a material fact contained in any registration statement or any offering document, sales literature, or marketing material that the Company provided to PaineWebber, arises out of or is based on the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of or is based on a breach or violation of the representations, warranties or covenants contained herein. These provisions shall survive termination of any agreement between the Company and PaineWebber and will be in addition to any liability which the Company may otherwise have to PaineWebber or any third party.

3. The Company agrees to keep and hold confidential any and all customer information submitted to the Company by PaineWebber, except to the extent the use or release of such information to employees of the Company shall be necessary to properly service any contract issued in connection with the other provisions of this Agreement. In no event will the Company release any such information to its sales force, any other agent, mailing list company or to any other individual or organization where the Company has reason to know or suspect that the information so released will be used for marketing or solicitation purposes. Company acknowledges that applicants for its products are clients of PaineWebber and that information regarding those clients, including, but not limited to, name, address and telephone numbers, is owned by PaineWebber and provided to the Company solely in connection with the solicitation of applications for the Company's products and the issuance of said products by the Company. The Company agrees that any breach of this paragraph may cause irreparable harm to PaineWebber and that PaineWebber may seek injunctive or other appropriate equitable relief for a breach or threatened breach of this paragraph without first having to prove actual damages.

4. The Company agrees not to solicit the employment or hire any PaineWebber Investment Executive without the written consent of PaineWebber divisional management so long as a written sales agreement is in effect between our respective companies or their subsidiaries.



PAINEWEBBER INCORPORATED


by: /s/ Robert J. Bethoney
   -----------------------------
    Robert J. Bethoney
    Senior Vice President


 SECURITY LIFE OF DENVER INSURANCE COMPANY


/s/ Pamela Erbes
--------------------------------
________________________________